SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only
[X] Definitive Proxy Statement      (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional  Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             IDM ENVIRONMENTAL CORP.
                ------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2.   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5.   Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

          ----------------------------------------------------------------------

     2.   Form, Schedule or Registration Statement No.:

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     3.   Filing Party:

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     4.   Date Filed:

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
                             IDM ENVIRONMENTAL CORP.
                              396 Whitehead Avenue
                          South River, New Jersey 08882



                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD TUESDAY, NOVEMBER 4, 1997



To the Shareholders of IDM Environmental Corp.:

     A Special Meeting of Shareholders of IDM Environmental Corp. (the "Company") will be held at the Ramada Inn, 195 Route 18 South, East Brunswick, New Jersey 08816 at 8:00 a.m., on Tuesday, November 4, 1997 for the following purposes:

          1. To consider a proposal to authorize the issuance of common shares in excess of 1,997,130 on the conversion of outstanding 7% Convertible Notes and Warrants.

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on September 22, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

     YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

                                       By Order of the Board of Directors



                                       Frank A. Falco
                                       Secretary


South River, New Jersey
September 22, 1997

                             IDM ENVIRONMENTAL CORP.
                              396 Whitehead Avenue
                          South River, New Jersey 08882

                                   ----------

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD NOVEMBER 4, 1997

                                   ----------


     This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of IDM Environmental Corp. (the "Company") for use at Special Meeting of Shareholders of the Company and at any adjournment thereof (the "Special Meeting"). The Special Meeting is scheduled to be held at the Ramada Inn, 195 Route 18 South, East Brunswick, New Jersey 08816, on Tuesday, November 4, 1997 at 8:00 a.m. local time. The Proxy Statement and the enclosed form of proxy will first be sent to shareholders on or about September 23, 1997.

Proxies

     The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Special Meeting prior to the closing of the polls, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the shareholder will be voted FOR the authorization of the issuance of common shares in excess of 1,997,130 on the conversion of outstanding 7% Convertible Notes and Warrants and as the proxy holders deem advisable on other matters that may come before the meeting. Proxies are revocable by written notice received by the Secretary of the Company at any time prior to their exercise or by executing a later dated proxy. Proxies will be deemed revoked by voting in person at the Special Meeting.

Voting Securities

     Shareholders of record at the close of business on September 22, 1997 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. On the Record Date, the total number of shares of common stock of the Company, $.001 par value per share (the "Common Stock"), outstanding and entitled to vote was 13,708,492. The holders of all outstanding shares of Common Stock are entitled to one vote for each share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date.

Quorum and Other Matters

     The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the Special Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Special Meeting, the persons named in the accompanying proxy intend to vote such proxies in accordance with their best judgment.

     Shares of Common Stock represented by a properly dated, signed and returned proxy will be counted as present at the Special Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Each of the matters scheduled to come before the Special Meeting requires the approval of a majority of the votes cast at the Special Meeting. Therefore, abstentions and broker non-votes will have no effect on the matter.

Beneficial Ownership of Common Stock

     The following table is furnished as of September 22, 1997, to indicate beneficial ownership of shares of the Company's Common Stock by (1) each shareholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company's Common Stock, (2) each director and each of the five highest paid executive officers of the Company, individually, and (3) all officers and directors of the Company as a group. The information in the following table was provided by such persons.

        Name and Address                                 Amount and Nature of
       of Beneficial Owner                             Beneficial Ownership (1)(2)   Percent of Class (2)
---------------------------------------                ---------------------------   --------------------
Joel A. Freedman (3)..................................        597,188  (4)                  4.3%
Frank A. Falco (3)....................................        581,053  (5)                  4.2%
Michael B. Killeen....................................         45,029  (6)                     *
Frank Pasalano........................................         25,288  (7)                     *
James R. Harrigan.....................................         25,648  (8)                     *
Frank Patti...........................................         17,000  (9)                     *
Robert McGuinness.....................................         17,070 (10)                     *
Richard Keller........................................          5,000 (11)                     *
All executive officers and directors
 as a group (14 persons)..............................      1,426,669 (12)                 10.0%

------------------------
*    Less than 1%.
(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to the table.
(2) Includes shares of Common Stock not outstanding, but which are subject to options exercisable within 60 days of the date of the information set forth in this table, which are deemed to be outstanding for the purpose of computing the shares held and percentage of outstanding Common Stock with respect to the holder of such options. Such shares are not, however, deemed to be outstanding for the purpose of computing the percentage of any other person.
(3)  Address is 396 Whitehead Avenue, South River, New Jersey 08882.
(4) Includes 175,000 shares issuable upon exercise of incentive stock options and non-qualified stock options held by Mr. Freedman. Excludes shares held by the adult children of Joel Freedman. Mr. Freedman disclaims any beneficial ownership interest in such shares.
(5) Includes 175,000 shares issuable upon exercise of incentive stock options and non-qualified stock options held by Mr. Falco. Excludes shares held by Margaret Mullin, the adult daughter of Frank Falco, and the children of Mrs. Mullin. Mr. Falco disclaims any beneficial ownership interest in such shares.
(6) Includes 45,029 shares out of 50,036 shares issuable upon exercise of incentive stock options held by Mr. Killeen.
(7) Includes 25,288 shares out of 30,360 shares issuable upon exercise of incentive stock options held by Mr. Pasalano.
(8) Includes 25,648 shares out of 30,810 shares issuable upon exercise of incentive stock options held by Mr. Harrigan.
(9) Includes 17,000 shares out of 17,500 shares issuable upon exercise of non-qualified stock options held by Mr. Patti.
(10) Includes 17,000 shares out of 17,500 shares issuable upon exercise of non-qualified stock options held by Mr. McGuinness. Also includes 70 shares held by a minor child of Mr. McGuinness, as to which Mr. McGuinness disclaims any beneficial interest.
(11) Includes 5,000 shares issuable upon exercise of non-qualified stock options held by Mr. Keller.
(12) Includes 588,858 shares of Common Stock subject to stock options held by the officers and directors and exercisable within 60 days.

     Joel Freedman and Frank Falco have entered into a Voting Agreement pursuant to which each has agreed to vote for the other in all elections of directors of the Company. The Voting Agreement also provides that if either of Mr. Freedman or Mr. Falco determine to vote to remove the then existing board of the directors or determines to vote against the approval of any matters submitted for a vote of the shareholders, that the other such person shall also vote in such manner. The Voting Agreement expires on the earlier of December 31, 1998 or a vote to terminate by 60% of the shares then covered by such agreement.

                                   PROPOSAL 1
                   AUTHORIZATION OF THE ISSUANCE OF SHARES OF
                   COMMON STOCK IN EXCESS OF 1,997,130 ON THE
                 CONVERSION OF OUTSTANDING 7% CONVERTIBLE NOTES
                                  AND WARRANTS

     In August of 1997, the Company completed an offering of $3,025,000 of 7% Convertible Notes due January 31, 1999 (the "Notes") and warrants (the
"Warrants") to purchase 2,675,000 shares of Common Stock. The Notes are convertible into Common Stock at the lesser of (i) $2.75 per share or (ii) 75% of the average closing bid price of the Common Stock over the five trading-day period preceding conversion. The Warrants are exercisable for a three year period at the lesser of $3.00 per share or the lowest conversion price of the Notes. Conversion of the Notes and exercise of the Warrants is subject to the issuance of a maximum of 1,997,130 shares of Common Stock on conversion unless the shareholders of the Company have approved issuances beyond that level upon conversion. In the absence of shareholder approval of issuances above 1,997,130 shares, the holders of Notes and Warrants remaining outstanding if and when 1,997,130 shares have been issued will have the right to demand redemption of the Notes at 125% of the principal balance outstanding and to demand redemption of the Warrants at the pre-tax profit such holders would have realized had the Warrants been exercised at the time redemption is demanded. Further, the Company has the right, upon notice to the holders, to redeem any Notes submitted for conversion at a price of $2.75 or less at 125% of the principal amount of such Notes. The Notes pay interest at 7% payable quarterly or on conversion or redemption in cash or Common Stock, at the Company's option. The offering of the Notes and Warrants was made after evaluating various financing options available to the Company in order to provide adequate working capital to support the Company's growing backlog of projects under contract and general working capital needs.

     As of September 22, 1997, all of the Notes and Warrants remained issued and outstanding.

     Pursuant to Nasdaq corporate governance rules applicable to the Company, the Company may not permit issuance of shares in excess of 20% of the shares outstanding prior to the issuance unless shareholder approval of such issuance is first obtained. In order to assure compliance with such rules, the shares issuable upon conversion of the Notes and Warrants has been limited to 1,997,130 subject to shareholder approval of conversions beyond such level.

     The shareholders are being asked to approve the issuance of shares above the 1,997,130 limit imposed on the conversion of Notes and Warrants, if such limit should be reached. Approval of such conversions and issuance will result in the holders of outstanding Notes and Warrants being able to convert, at their election, all of the Notes and Warrants outstanding subject to the Company's continuing ability to redeem Notes submitted for conversion at a price of less than $2.75 per share. Based on a closing bid price for the Company's Common Stock of $5.375 at September 22, 1997, conversion of the Notes and Warrants would result in the issuance of 3,775,000 shares of Common Stock. Because of uncertainty as to the time of conversion of the Notes and Warrants, if ever, and the price of the Common Stock at the time of such conversion, there can be no assurance as to the actual number of shares which will be issued on the conversion of the Notes and Warrants.

     If the shareholders do not approve the issuance of shares in excess of the cap, the Notes and Warrants remaining outstanding if and when the cap is reached will be subject to redemption by the Company at the holders' option. The Company does not presently have sufficient capital resources or alternative financing sources to redeem the Notes and Warrants and support the Company's current level of operations should the shareholders reject this proposal. Based on the Company's financing requirements and the absence of other acceptable financing sources, management believes that the approval of this proposal which would permit the possible issuance of shares beyond the cap on the terms described is in the best interest of the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AUTHORIZATION OF THE ISSUANCE OF COMMON SHARES IN EXCESS OF 1,997,130 ON THE CONVERSION OF OUTSTANDING NOTES AND WARRANTS.

                            EXPENSES OF SOLICITATION

     All of the expenses of soliciting proxies from shareholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and proxy statements to the beneficial owners of the Company's Common Stock, will be borne by the Company.

                                  OTHER MATTERS

     The Board of Directors does not intend to bring any other matters before the Special Meeting and has not been informed that any other matters are to be presented by others. In the event any other matters properly come before the Special Meeting, the persons named in the enclosed form of proxy will vote all such proxies in accordance with their best judgment on such matters.

     Whether or not you are planning to attend the Special Meeting, you are urged to complete, date and sign the enclosed proxy and return it in the enclosed stamped envelope at your earliest convenience.

                                      By Order of the Board of Directors



                                      Frank A. Falco
                                      Secretary


South River, New Jersey
September 22, 1997

                             IDM ENVIRONMENTAL CORP.
                              396 Whitehead Avenue
                          South River, New Jersey 08882


                    Proxy for Special Meeting of Shareholders
                         to be held on November 4, 1997


           This Proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints Joel A. Freedman and Frank A. Falco, and each of them, as Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at a Special Meeting of Shareholders (the "Meeting") of IDM Environmental Corp., a New Jersey
corporation (the "Company"), on November 4, 1997, at 8:00 a.m., or at any adjournment or adjournments thereof, in the manner designated below, all of the shares of the Company's common stock that the undersigned would be entitled to vote if personally present.

     1. Proposal to authorize the issuance of common shares in excess of 1,997,130 on the conversion of outstanding 7% Convertible Notes and Warrants.

                 FOR                  AGAINST                  ABSTAIN
         --------             --------                 --------

     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND AS THE PROXIES DEEM APPROPRIATE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY BEFORE THE MEETING.

                                Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate the capacity in which signing.

                                DATED:                           , 199
                                      ---------------------------     -----

                                ------------------------------------------------
                                Signature

                                ------------------------------------------------
                                Signature if held jointly


PLEASE  MARK,  SIGN,  DATE AND RETURN  THIS PROXY  PROMPTLY  USING THE  ENCLOSED
ENVELOPE